EXHIBIT 11


                OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
               FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003
                (Amounts in thousands, except per-share amounts)

                                                                                             Three Months Ended
                                                                                                       March 31
                                                                                     --------------------------
                                                                                            2004           2003
=================================================================================    ===========    ===========
BASIC EARNINGS PER SHARE

Earnings applicable to common stock                                                  $   487,027    $   325,157
                                                                                     ===========    ===========

Basic shares
    Weighted average common shares outstanding                                           389,386        378,409
    Issued, unvested restricted stock                                                        (55)          (206)
    Vested, unissued restricted stock                                                        547            127
    Deferred share units                                                                   1,610            753
                                                                                     -----------    -----------
      Basic shares                                                                       391,488        379,083
                                                                                     ===========    ===========

Basic earnings per share
    Income from continuing operations                                                $      1.24    $      1.04
    Cumulative effect of changes in accounting principles, net of tax                         --           (.18)
                                                                                     -----------    -----------

      Basic earnings per common share                                                $      1.24    $       .86
                                                                                     ===========    ===========

DILUTED EARNINGS PER SHARE

Earnings applicable to common stock                                                  $   487,027    $   325,157
                                                                                     ===========    ===========

Diluted shares
    Basic shares                                                                         391,488        379,083
    Dilutive effect of exercise of options outstanding                                     4,491          3,079
    Issued, unvested restricted stock                                                         55            206
    Deferred, restricted stock                                                             1,172            796
                                                                                     -----------    -----------
      Diluted shares                                                                     397,206        383,164
                                                                                     ===========    ===========

Diluted earnings per share
    Income before effect of changes in accounting principles                         $      1.23    $      1.03
    Cumulative effect of changes in accounting principles, net of tax                         --           (.18)
                                                                                     -----------    -----------

      Diluted earnings per common share                                              $      1.23    $       .85
=================================================================================    ===========    ===========

The following items were not included in the computation of diluted earnings per share because their effect was antidilutive (in thousands, except per-share amounts):

Three Months Ended March 31,                                           2004                     2003
==================================================     ====================     ====================

Stock options
    Number of shares                                                   None                        6
    Price per share                                                             $             29.438
    Expiration date                                                                         12/01/07
==================================================     ====================     ====================